AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1998
                                                         REGISTRATION NO. 333-




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                DANA CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Virginia                                     34-4361040
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

            4500 Dorr Street
              Toledo, Ohio                                 43615
(Address of Principal Executive Offices)                 (Zip Code)

                  Echlin Incentive and Savings Investment Plan
                            (Full Title of the Plan)
                         ______________________________

                          Martin J. Strobel, Secretary
                                4500 Dorr Street
                               Toledo, Ohio 43615
                     (Name and Address of Agent for Service)

                                 (419) 535-4500
          (Telephone Number, Including Area Code, of Agent for Service)
                         ______________________________

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------------- ------------------- ----------------------------- -----------------------
                                                         PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE                                OFFERING PRICE       PROPOSED MAXIMUM               AMOUNT OF
REGISTERED                   AMOUNT TO BE REGISTERED     PER SHARE            AGGREGATE OFFERING PRICE (2)   REGISTRATION FEE (3)
---------------------------- --------------------------- ------------------- ----------------------------- -----------------------
Common Stock, $1.00 par
value, and related           176,000 shares              $38.41              $6,760,160                      $1,995
Preferred Share Purchase
Rights
---------------------------- --------------------------- ------------------- ----------------------------- -----------------------

(1) Shares of common stock ("Dana Common Stock"), $1.00 par value, of Dana Corporation covered by the Echlin Incentive and Savings Investment Plan for certain employees of Dana.

(2) Calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), computed by multiplying (A) the average high and low prices of Dana Common Stock as reported on the New York Stock Exchange, Inc. on December 18, 1998 ($38.41) by (B) 176,000, representing the maximum number of shares of Dana Common Stock to be registered pursuant to this Registration Statement.

(3) Calculated pursuant to Rule 457(h) under the Securities Act, as follows: The proposed maximum aggregate offering price multiplied by .000295.

                                 ---------------

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents previously filed by Dana with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

(a) Dana's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (except for the consolidated financial statements for the three years then ended, which are incorporated by reference to the Current Report on Form 8-K filed on November 10, 1998);

(b) Dana's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (which information has not been restated as a result of the merger with Echlin Inc., effective as of July 9,
           1998) and September 30, 1998;

(c) Dana's Current Reports on Form 8-K filed March 12, 1998, May 4, 1998, July 9, 1998, September 3, 1998 (8-K/A), September 18, 1998, and November 10, 1998; and

(d) Description of Dana Common Stock, contained under the caption "Description of Registrant's Securities to be Registered" in Dana's Application for Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Exchange Act on Form 8-A, dated on or about July 12, 1946, as amended by Amendment to Application or Report on Form 8, dated August 8, 1991, and "Dana Capital Stock" in the Form S-4 effective June 1, 1998, as amended, including any amendment or report filed with the Commission for the purpose of updating such description.

                  All documents and reports subsequently filed by Dana Pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Virginia Stock Corporation Act, in certain circumstances Dana is authorized to indemnify its directors and officers against liabilities (including reasonable defense expenses) they may incur in proceedings in which they are named as parties because of their positions as directors and officers of Dana.

         Pursuant to this authorization, the stockholders have adopted the SIXTH Article of Dana's Restated Articles of Incorporation, as amended. This Article provides that in any proceeding brought by a stockholder in the right of Dana or on behalf of the stockholders, no director or officer of Dana shall be liable for monetary damages exceeding $50,000 with respect to any transaction, occurrence or course of conduct unless such person engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law. The Article further provides that Dana shall indemnify any director or officer who is a party to any proceeding (including a proceeding brought by a stockholder on behalf of Dana or Dana's stockholders) by reason of the fact that he or she is or was a director or officer of Dana against any liability incurred in connection with such proceeding, unless he or she engaged in willful misconduct or a knowing violation of criminal law. In addition, Dana will pay or reimburse all reasonable expenses (including attorneys' fees) incurred by the director or officer in connection with such proceeding in advance of the disposition of the proceeding if certain conditions are met. In general, all indemnification will be made in accordance with Section 13.1-701 of the Virginia Stock Corporation Act.

         As authorized in the Restated Articles of Incorporation, the Board of Directors has adopted a By-law provision under which Dana will indemnify its directors and officers in comparable manner against liabilities they may incur when serving at Dana's request as directors, officers, employees or agents of other corporations or certain other enterprises.

         Dana carries primary and excess "Executive Liability and Indemnification" insurance covering certain liabilities incurred by the directors, elected officers, and certain appointed officers of Dana in the performance of their duties. Coverage is either on a direct basis or through reimbursement of amounts expended by Dana for indemnification of these individuals. Subject to certain deductibles, the insurers will pay or reimburse all covered costs incurred up to an annual aggregate of $100 million. Coverage is excluded for purchases or sales of securities in violation of Section 16(b) of the Exchange Act, deliberately fraudulent or willful violations of any statute or regulation, illegal personal gain, and certain other acts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.  EXHIBITS

                  See Exhibit Index.

ITEM 9.  UNDERTAKINGS

         a.  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                                arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with
                                respect to the plan of distribution not
                                previously disclosed in this Registration
                                Statement or any material change to such information in this Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 22nd day of December, 1998.

                                     DANA CORPORATION

                                     By: /s/ Martin J. Strobel
                                         -------------------------------
                                         Martin J. Strobel
                                         Secretary



                  The undersigned directors and/or officers of Dana hereby appoint Martin J. Strobel, Pamela W. Fletcher and Steven E. Keller and each of them severally, as their true and lawful attorneys-in-fact, (i) to execute, in their names and capacities as directors and/or officers of Dana, one or more amendments to this Registration Statement on the appropriate forms, and all exhibits, amendments and supplements thereto covering the offering and issuance of Dana Common Stock pursuant to such Registration Statement, and (ii) to file, in the name and on behalf of Dana, such registration statements and any related documents with the Commission under the Securities Act and/or the Exchange Act. This Power of Attorney automatically ends as to each appointee upon the termination of his or her service with Dana.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                  TITLE                              DATE
         ---------                                  -----                              ----
Principal Executive Officer:
                                           Chairman of the Board and
/s/ S. J. Morcott                          Chief Executive Officer                October 20, 1998
----------------------------------
S. J. Morcott


Principal Financial Officer:

/s/ J. S. Simpson                          Chief Financial Officer                October 20, 1998
----------------------------------
J. S. Simpson


Principal Accounting Officer:

/s/ C. W. Hinde                            Chief Accounting Officer               October 20, 1998
----------------------------------
C. W. Hinde



         SIGNATURE                                  TITLE                              DATE
         ---------                                  -----                              ----
/s/ B. F. Bailar                           Director                               October 20, 1998
----------------------------------
B. F. Bailar


/s/ A. C. Baillie                          Director                               October 20, 1998
----------------------------------
A. C. Baillie


/s/ E. M. Carpenter                        Director                               October 20, 1998
----------------------------------
E. M. Carpenter


/s/ E. Clark                               Director                               October 20, 1998
----------------------------------
E. Clark


/s/ G. H. Hiner                            Director                               October 20, 1998
----------------------------------
G. H. Hiner


/s/ J. M. Magliochetti                     Director                               October 20, 1998
----------------------------------
J. M. Magliochetti


/s/ M. R. Marks                            Director                               October 20, 1998
----------------------------------
M. R. Marks


/s/ R. B. Priory                           Director                               October 20, 1998
----------------------------------
R. B. Priory


/s/ J. D. Stevenson                        Director                               October 20, 1998
----------------------------------
J. D. Stevenson


/s/ T. B. Sumner, Jr.                      Director                               October 20, 1998
----------------------------------
T. B. Sumner, Jr.

                  The Plan. Pursuant to the requirements of the Securities Act, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of December, 1998.



                                    ECHLIN INCENTIVE AND SAVINGS PLAN
                                       By THE CHASE MANHATTAN BANK, as Trustee



                                    By:  /s/ Gregory J. Di Pretoro
                                         ---------------------------------
                                         Gregory J. Di Pretoro
                                         Vice President
                                         The Chase Manhattan Bank

                                  EXHIBIT INDEX



EXHIBIT                                 DESCRIPTION
NUMBER                                  -----------
-------
   4 Echlin Incentive and Savings Investment Plan (incorporated by reference to Exhibit 28.1 to Echlin's Registration Statement No. 2-92426 filed July 24, 1984).

   5 Internal Revenue Service determination letter that the Echlin Incentive and Savings Investment Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

  23        Consent of PricewaterhouseCoopers LLP.

  24 Power of Attorney (included on the signature page of this Registration Statement).